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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of Pericom Semiconductor Corporation on Form S-8 of our reports dated July 25, 2000 (September 8, 2000 as to the third paragraph of Note 1) appearing in the Annual Report on Form 10-K of Pericom Semiconductor Corporation for the year ended July 1, 2000.

DELOITTE & TOUCHE  LLP

San Jose, California
April 5, 2001